AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 2003

                                                   REGISTRATION NO. 333-66582

                                                   REGISTRATION NO. 333-71601
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      to
                                   FORM S-4
                         (REGISTRATION NO. 333-66582)

                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      to
                                   FORM S-4
                         (REGISTRATION NO. 333-71601)

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              HEXCEL CORPORATION
            (Exact name of Registrant as specified in its charter)


            Delaware                              3089                      94-1109521
(State or other jurisdiction of       (Primary Standard Industrial       (I.R.S. Employer
 incorporation or organization        Classification Code Number)      Identification No.)

                              Two Stamford Plaza
                             281 Tresser Boulevard
                       Stamford, Connecticut 06901-3238
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                                _______________

                                Ira J. Krakower
                   Senior Vice President and General Counsel
                              Hexcel Corporation
                              Two Stamford Plaza
                             281 Tresser Boulevard
                       Stamford, Connecticut 06901-3238
                                (203) 969-0666
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:

                             Joseph A. Coco, Esq.
                           Thomas W. Greenberg, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                           New York, New York 10036

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: |_|

         If this Form is filed to register additional securities or an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|


                                         CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                                        Proposed Maximum   Proposed Maximum
                  Title of Each Class                  Amount to Be      Offering Price       Aggregate          Amount of
             of Securities to Be Registered             Registered       per Share (1)    Offering Price (2)  Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
9-3/4% Senior Subordinated Notes due 2009 of Hexcel    $340,000,000           100%           $340,000,000      $91,345 (2)
================================================================================================================================

___________

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.
(2) The securities covered by the market making prospectus contained in this registration statement have been previously registered under the Securities Act of 1933 under registration statements on Form S-4 filed by Hexcel Corporation (File Nos. 333-66582 and 333-71601). In accordance with Rule 457(a), registration fees have been previously paid with respect thereto.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               INTRODUCTORY NOTE

This Registration Statement contains a form of prospectus supplement that may be used by any broker-dealer subsidiary of Goldman, Sachs & Co. in connection with offers and sales of the previously issued securities described therein in market-making transactions.

                  SUBJECT TO COMPLETION, DATED MARCH 4, 2003

                              Hexcel Corporation

                   9 3/4% Senior Subordinated Notes Due 2009
                               _________________

         This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, dated August 9, 2001, with respect to the 9-3/4% Senior Subordinated Notes Due 2009, including any amendments or supplements thereto.

         Investing in the notes involves risks. See "Risk Factors" on page 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         Private equity funds affiliated with Goldman, Sachs & Co. own approximately 38% of the voting stock of Hexcel and these funds have the right to appoint up to three members of Hexcel's board of directors.

         This prospectus supplement has been prepared for and will be used by Goldman, Sachs & Co. in connection with offers and sales of the notes in market-making transactions. These transactions may occur in the open market or may be privately negotiated, at prices related to prevailing market prices at the time of sale or at negotiated prices. Goldman, Sachs & Co. may act as principal or agent in these transactions. Hexcel will not receive any of the proceeds of such sales of the notes.

                             Goldman, Sachs & Co.

          The date of this prospectus supplement is         , 2003.

                             AVAILABLE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document Hexcel files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at www.sec.gov or from our web site at www.hexcel.com. However, the information on our web site does not constitute a part of this prospectus supplement.

         In this document, we "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus supplement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement:

         o Annual Report on Form 10-K for the fiscal year ended December 31, 2002; and
         o     Current Report on Form 8-K dated January 27, 2003.

         You may request a copy of these filings at no cost, by writing or telephoning Hexcel at: Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901, (203) 969-0666, Attention: Investor Relations.

         You should rely only upon the information provided in this prospectus supplement or incorporated by reference into this prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement, including any information incorporated by reference, is accurate as of any date other than the date of this prospectus supplement.

                            ______________________

                          FORWARD-LOOKING STATEMENTS

         This prospectus supplement includes and incorporates by reference forward-looking statements within the meaning of the Private securities Litigation Reform Act of 1995. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," and similar terms and phrases, including references to assumptions. Such statements are based on current expectations, are inherently uncertain, and are subject to changing assumptions. These statements are contained in sections entitled "Summary," "Risk Factor," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and other sections of this prospectus and in the documents incorporated by reference in this prospectus.

         Such forward-looking statements include, but are not limited to:

         o estimates of commercial aerospace production and delivery rates, including those of Airbus Industries ("Airbus") and The Boeing Company ("Boeing");
         o     expectations regarding growth in sales to regional and business aircraft manufacturers, and to the aircraft aftermarket;
         o     expectations regarding the growth in the production of military aircraft, helicopters and launch vehicle programs in 2003 and beyond;
         o expectations regarding the recovery of demand for electronics fabrics used in printed wiring boards, as well as future business trends in the electronics fabrics industry;
         o expectations regarding the demand for soft body armor made of aramid and specialty fabrics;
         o expectations regarding growth in sales of composite materials for wind energy, automotive and other industrial applications;
         o     estimates of changes in net sales by market compared to 2002;
         o expectations regarding our equity in the earnings or losses of joint ventures, as well as joint venture investments and loan guarantees;

         o expectations regarding working capital trends and capital expenditures;
         o the availability and sufficiency of the existing senior credit facility and other financial resources to fund our worldwide operations in 2003 and beyond;
         o     amendment of the existing senior credit facility;
         o the issuance of convertible preferred stock for $125.0 million in cash;
         o refinancing our existing senior credit facility and the refinancing of the 7% Convertible Subordinated Notes due August 1, 2003; and
         o the impact of various market risks, including fluctuations in the interest rates underlying our variable-rate debt, fluctuations in currency exchange rates, fluctuations in commodity prices, and fluctuations in the market price of our common stock.

         Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, the following: changes in general economic and business conditions; changes in current pricing and cost levels; changes in political, social and economic conditions and local regulations, particularly in Asia and Europe; foreign currency fluctuations; changes in aerospace delivery rates; reductions in sales to any significant customers, particularly Airbus or Boeing; changes in sales mix; changes in government defense procurement budgets; changes in military aerospace programs technology; industry capacity; competition; disruptions of established supply channels; manufacturing capacity constraints; and the availability, terms and deployment of capital.

         If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. In addition to other factors that affect our operating results and financial position, neither past financial performance nor our expectations should be considered reliable indicators of future performance. Investors should not use historical trends to anticipate results or trends in future periods. Further, our stock price is subject to volatility. Any of the factors discussed above could have an adverse impact on our stock price. In addition, failure of sales or income in any quarter to meet the investment community's expectations, as well as broader market trends, can have an adverse impact on our stock price. We do not undertake an obligation to update its forward-looking statements or risk factors to reflect future events or circumstances.

                                 RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

               Risks Relating to Our Indebtedness and the Notes

We have substantial debt that could limit our ability to make payments on the notes and reduce the effectiveness of our operations.

     We have substantial debt and debt service requirements. We cannot assure you that we will generate sufficient cash flow from operations, or that we will be able to obtain sufficient funding, to satisfy our debt service obligations, including the payment of interest and principal at final maturity on the notes. As of December 31, 2002, after giving pro forma effect to the anticipated issuance of our preferred stock to investors affiliated with Berkshire Partners LLC and Greenbriar Equity Group LLC (the "Berkshire and Greenbriar investors") and investors affiliated with The Goldman Sachs Group, Inc. (the "Goldman Sachs investors"), $125.0 million of senior secured notes due 2008, and the expected execution and delivery of our $115.0 million new senior credit facility (collectively, the "Financing Transactions"), we expect to have $519.9 million of total debt (of which $340.0 million will consist of the notes and the balance will consist of other debt). This substantial level of debt has important consequences, including:

         o making it more difficult for us to satisfy our obligations with respect to these notes;

         o placing us at competitive disadvantage compared to our competitors that have less debt;

         o limiting our ability to borrow additional amounts for working capital, capital expenditures, debt service requirements, execution of our growth strategy and research and development costs;

         o limiting our ability to use operating cash flow for working capital, capital expenditures, debt service requirements, and other areas of our business;

         o increasing our vulnerability to general adverse economic and industry conditions; and

         o limiting our ability to capitalize on business opportunities and to react to competitive pressures and adverse changes in government regulation.

We may not be able to generate sufficient cash flow to meet our debt service obligations, including payments on the notes.

     Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt obligations will depend on our future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. If we do not generate sufficient cash flow from operations to satisfy our debt obligations, including payments on the notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, or that additional financing could be obtained on acceptable terms, if at all, or would be permitted under the terms of our various debt instruments then in effect. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations on the notes.

     We do not expect to generate sufficient cash flow from operations to repay our new senior credit facility when it matures or the notes when they mature. We expect that our ability to repay the notes at their scheduled maturity will be dependent in whole or in part on (i) replacing our new senior credit facility on or prior to its maturity and (ii) refinancing all or a portion of the notes before they mature.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

We may not be able to finance future operations and capital needs because of restrictions contained in our debt agreements.

     The operating and financial restrictions and covenants that are contained in our existing debt agreements, that will be contained in our new senior credit facility and that will be contained in any future financing agreements, may impair our ability to finance future operations or capital needs. In addition, we expect our new senior credit facility to require that we maintain compliance with specified financial ratios. A breach of any of these restrictions or covenants could cause a default under the notes and our other debt. A significant portion of our debt may then become immediately due and payable. We may not have, or be able to obtain, sufficient funds to make these accelerated payments, including payments on the notes.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our new senior credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture.

If a reasonably active trading market does not continue for these notes you may not be able to resell them.

     Though the notes are eligible for trading in PORTAL, we cannot assure you that an active trading market will continue for the notes. If an active trading market ceases, you may not be able to resell your notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including, among other things, our ability to effect the exchange offer, prevailing interest rates, our operating results and the market for similar securities. We have been informed by the Goldman, Sachs & Co. ("Goldman Sachs") that they currently intend to make a market in these notes. However, Goldman Sachs may cease their market-making at any time. We do not intend to apply for listing the notes on any securities exchange.

                        Risks Relating to Our Business

Decreased demand in the commercial aerospace industry could significantly impair our sales, profit margins and financial condition.

     Further reductions in the demand for new commercial aircraft could result in reduced net sales for our commercial aerospace products and could further reduce our profit margins. Approximately 46% of our net sales for the year ended December 31, 2002 were derived from sales to the commercial aerospace industry. Reductions in demand for commercial aircraft or a delay in deliveries could result from many factors, including a terrorist event similar to that which occurred on September 11, 2001 and any subsequent military response, changes in the propensity for the general public to travel by air, a rise in the cost of aviation fuel, consolidation of airlines and slower macroeconomic growth.

     In addition, our customers continue to emphasize the need for improved yield in the use of our products and cost reduction throughout the commercial aerospace supply chain. In response to these pressures, we reduced the price of some commercial aerospace products in recent years and are likely to continue to do so in the future. Where possible, we seek to offset or mitigate the impact of such price and cost reductions by productivity improvements and reductions in the costs of the materials and services we procure.

The industries in which we operate are cyclical, and downturns in them may adversely affect the results of our operations.

     The core industries in which we operate are, to varying degrees, cyclical and have historically experienced downturns. We are currently in the midst of cyclical downturns in the commercial aerospace, electronics and ballistics industries. We cannot assure lenders that there will not be further deterioration in these industries or as to whether, when and to what extent these industries will recover. Any further deterioration or a lack of recovery in these industries could adversely affect our financial performance and operating results.

A significant decline in business with Boeing or Airbus could materially impair our business, operating results, prospects and financial condition.

     Approximately 22% and 23% of our sales for the years ended December 31, 2002 and December 31, 2001, respectively were made to Boeing and its related subcontractors. Approximately 15% and 16% of our sales for the years ended December 31, 2002 and December 31, 2001, respectively, were made to the European Aeronautic Defence Company, including Airbus and related subcontractors. Accordingly, the loss of, or significant reduction in purchases by, either of these customers from the Company could materially impair our operating results and weaken our financial condition.

Reductions in space and defense spending could result in a decline in our net sales.

     We cannot assure you that the growth in military aircraft production that has occurred in recent years can be sustained or that production will continue to grow. The production of military aircraft depends upon U.S. and European defense budgets and the related demand for defense and related equipment. There can be no assurance that these defense budgets will not decline or that sales of defense and related equipment to foreign governments will continue at expected levels. Approximately 17% of our net sales for the year ended December 31, 2002 were derived from the space and defense industry. The space and defense industry is largely dependent upon government defense budgets, particularly the U.S. defense budget.

A decrease in supply or increase in cost of our raw materials could result in a material decline in our profitability.

     Because we purchase large volumes of raw materials, such as epoxy and phenolic resins, aluminum foil, carbon fiber, fiberglass yarn and aramid paper and fiber, any decrease in the supply or increase in the cost of the our raw materials could significantly reduce our profit margins. We cannot assure you that we will experience no decrease in the supply or increase in price of our raw materials. Our profitability depends largely on the price and continuity of supply of these raw materials, which are supplied by a limited number of sources. In addition, qualification to use raw materials in some of our products limits the extent to which we are able to substitute alternative materials for these products. Our ability to pass on these costs to our customers is, to a large extent, dependent on the terms of our contracts with our customers and industry conditions, including the extent to which our customers would switch to alternative materials we do not produce in the event of an increase in the prices of our products.

Our substantial international operations are subject to uncertainties which could affect our operating results.

     We believe that revenue from sales outside the U.S. will continue to account for a material portion of our total revenue for the foreseeable future. Additionally, we have invested significant resources in our international operations and we intend to continue to make such investments in the future. Our international operations are subject to numerous risks, including:

         o the difficulty of enforcing agreements and collecting receivables through some foreign legal systems;

         o     fluctuations in currency exchange rates;

         o foreign customers may have longer payment cycles than customers in the U.S.;

         o     compliance with U.S. Department of Commerce export controls;

         o tax rates in some foreign countries may exceed those of the U.S. and foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions;

         o general economic and political conditions in the countries where we operate may have an adverse effect on our operations in those countries or not be favorable to our growth strategy;

         o the risk that foreign governments may adopt regulations or take other actions that would have a direct or indirect adverse impact on our business and market opportunities; and

         o the potential difficulty in enforcing intellectual property rights in some foreign countries.

     Any one of the above could adversely affect our financial condition and results of operations, our ability to make scheduled payments of principal of or interest on the notes and the market value and liquidity of the notes.

     During the past several years, some countries in which we operate or plan to operate have been characterized by varying degrees of inflation and uneven growth rates. We currently do not have political risk insurance in the countries in which we conduct business. While we carefully consider these risks when evaluating our international operations, we cannot assure you that we will not be materially adversely affected as a result of such risks.

We could be adversely affected by environmental and safety requirements.

     Our operations, like those of other companies engaged in similar businesses, requires the handling, use, storage and disposal of certain regulated materials. As a result, we are subject to various federal, state, regional, local and foreign laws and regulations pertaining to pollution and protection of the environment, health and safety, governing among other things, emissions to air, discharge to waters and the generation, handling, storage, treatment and disposal of waste and other materials, and remediation of contaminated sites. We have made and will continue to make capital and other expenditures in order to comply with these laws and regulations. However, the requirements of these laws and regulations are complex, change frequently, and could become more stringent in the future.

     We have been named as "potentially responsible parties" under the federal Superfund law or similar state laws at several sites requiring clean up based on disposal of wastes they generated. These laws generally impose liability for costs to investigate and remediate contamination without regard to fault and under certain circumstances liability may be joint and several resulting in one responsible party being held responsible for the entire obligation. Liability may also include damages to natural resources. In addition to the foregoing, we have incurred and likely will continue to incur expenses to investigate and clean up several existing and former company-owned or leased property. We have incurred substantial expenses for all these sites over a number of years, a portion of which has been covered by insurance. Although it is possible that new information could require us to reassess our potential exposure to all pending investigations and remediations, we believe that, based on currently available information, the resolution of these matters will not have a material adverse effect on our business, financial condition or results of operations. See the section entitled "Legal Proceedings" in our Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated herein by reference.

     We believe that our business, operations and facilities are being operated in substantial compliance with applicable environmental and health and safety laws and regulations, many of which provide for substantial fines and criminal sanctions for violations. Based on information presently known to us and accrued environmental reserves, we do not expect environmental costs or contingencies to have a material adverse effect on us. However, potentially material expenditures could be required in the future. For example, we may be required to comply with evolving environmental and health and safety laws, regulations or requirements that may be adopted or imposed in the future or to address newly discovered information or conditions that require a response. The operation of manufacturing plants entails risks in these areas, however, and there can be no assurance that we will not incur material costs or liabilities in the future which could adversely effect us.

     Most of our properties have been the subject of Phase I Environmental Site Assessments. However, there can be no assurance that all potential instances of soil and groundwater contamination have been identified, even at those sites where Environmental Site Assessments have been conducted. Accordingly, there can be no assurance that we will not discover previously unknown environmental conditions or that the cost of remediating such conditions will not be material.

The interests of our significant shareholders may be different than your interests.

     Upon consummation of our preferred stock financing, the Goldman Sachs investors and the Berkshire and Greenbriar investors will each have the ability to influence our affairs so long as each maintains its ownership of respective specified percentages of our outstanding voting securities, and the interests of each of these investors may not in all cases be the same as your interests. After issuance of the preferred stock, the Goldman Sachs investors will own approximately 38% of our outstanding voting securities and the Berkshire and Greenbriar investors will together own approximately 35% of our outstanding voting securities. Under our governance agreement with the Goldman Sachs investors, the Goldman Sachs investors are entitled to designate up to three people to serve on our ten-member Board of Directors, and are entitled to designate one director to serve on each committee of our Board of Directors. Under the stockholders agreement we have agreed to enter into with the Berkshire and Greenbriar investor group, the Berkshire and Greenbriar investors will be entitled to designate up to two people to serve on our Board of Directors, and will be entitled to designate one director to serve on each committee of our Board of Directors. In addition, the governance agreement and the stockholders agreement each provide that our Board of Directors will not authorize specified types of significant transactions without the approval of the directors designated by each of the respective investors. The interests of these investors may be different than your interests.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratio of earnings to fixed charges for each of the last five years.


                                                                                          Year Ended December 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                    1998          1999         2000          2001       2002
-------------------------------------------------------------------------------------------------------------------------------
                                                                                       (dollars in millions)

                                                                 --------------------------------------------------------------
Income (loss) before Taxes, Equity in Earnings                      $  78.3      $ (5.0)     $  75.0     $ (383.7)      $  7.7
Interest Expense, Including Amortization of Debt Issuance Costs        38.7        73.9         68.7         64.8         62.8
Interest Portion of Rentals (1)                                         2.7         3.1          2.3          1.8          1.3
                                                                 -----------   ---------   ----------    ---------   ----------
Earnings Before Provision for Taxes and Fixed Charges               $ 119.7      $ 72.0      $ 146.0     $(317.1)       $ 71.8
                                                                 ===========   =========   ==========    =========   ==========
Interest Expense, Including Amortization of Debt
   Issuance Costs                                                   $  38.7      $ 73.9      $  68.7     $   64.8       $ 62.8
Interest Portion of Rentals (1)                                         2.7         3.1          2.3          1.8          1.3
                                                                 -----------   ---------   ----------    ---------   ----------
Total Fixed Charges                                                   $41.4      $ 77.0      $  71.0     $   66.6       $ 64.1
                                                                 ===========   =========   ==========    =========   ==========
Ratio of Earnings to Fixed Charges (2)                                  2.9         N/A          2.1          N/A          1.1
                                                                 ===========   =========   ==========    =========   ==========

_____________

(1) Calculated as one third of rentals, which is a reasonable approximation of the interest factor.

(2) Earnings were inadequate to cover fixed charges for 2001 and 1999. The deficiency in earnings for the years ended December 31, 2001 and December 31, 1999 is $(383.7) and $(5.0), respectively.



                                USE OF PROCEEDS

         This prospectus is delivered in connection with the sale of the notes by Goldman Sachs in market-making transactions. We will not receive any of the proceeds from such transactions.

                             PLAN OF DISTRIBUTION

         This prospectus supplement is to be used by Goldman Sachs and other broker-dealer subsidiaries of Goldman Sachs in connection with offers and sales of the notes in market-making transactions effected from time to time. Goldman Sachs may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

         Certain affiliates of Goldman Sachs beneficially own Hexcel common stock, which in the aggregate constitutes approximately 38% of the equity ownership of Hexcel as of December 31, 2002. Goldman Sachs has informed us that it does not intend to confirm sales of the notes to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.

     We have been advised by Goldman Sachs that, subject to applicable laws and regulations, Goldman Sachs currently intends to continue to make a market in the notes. However, Goldman Sachs is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act of 1933 and the Securities Exchange Act of 1934. There can be no assurance that an active trading market will be sustained. See "Risk Factors--If a reasonably active trading market does not continue for these notes you may not be able to resell them."

         Goldman Sachs and their respective affiliates may in the future engage in commercial and/or investment banking transactions with Hexcel and its affiliates. Goldman Sachs acted as an initial purchaser in connection with the initial sale of the notes and received a customary underwriting discount in connection with that transaction.

         Hexcel will not receive any of the proceeds of such sales of the notes.


                                 LEGAL MATTERS

         Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, has passed upon the validity and enforceability of the notes.


                                    EXPERTS

         The consolidated financial statements incorporated in this Registration Statement on Post-Effective Amendment No. 1 to Form S-4 by reference to the Annual Report on Form 10-K of Hexcel Corporation for the year ended December 31, 2002, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    No dealer, salesperson or other
person is authorized to give any
information or to represent anything not           Hexcel Corporation
contained in this prospectus. You must
not rely on any unauthorized information       9-3/4% Senior Subordinated
or representations. This prospectus is
an offer to sell only the notes offered
hereby, but only under circumstances and             Notes due 2009
in jurisdictions where it is lawful to
do so. The information contained in this prospectus is current only as of its date.

            TABLE OF CONTENTS

                                                  Page
                                                  ---
Available Information..............................1
Forward-Looking Statements.........................1
Risk Factors.......................................3
Consolidated Ratio of Earnings to Fixed Charges....8
Use of Proceeds....................................8
Plan of Distribution...............................9
Legal Matters......................................9
Experts............................................9

                                                      Goldman, Sachs & Co.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

         Set forth below is a description of certain provisions of the Delaware General Corporation Law (the "DGCL"), the Certificate of Incorporation of the Company and the Hexcel Corporation Incentive Stock Plan, as amended and the Hexcel Corporation 1998 Broad Based Incentive Stock Plan, as amended (together, the "Incentive Stock Plans"), as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the applicable provisions of the DGCL, the Certificate of Incorporation of the Company, the Bylaws of the Company and the Incentive Stock Plans, which are incorporated herein by reference.

         Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity at another corporation or business organization, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of a corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (Liability of Directors for Unlawful Payment of Dividend or Unlawful Stock Purchase or Redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, to the full extent permitted by the DGCL. The Company's Certificate of Incorporation also provides that the Company shall indemnify its directors and officers to the full extent permitted by the DGCL; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Company. The Certificate of Incorporation further provides that the Company may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification similar to those provided to the directors and officers of the Company to the employees and agents of the Company who are not directors or officers of the Company.

         Pursuant to the Incentive Stock Plans, no member of the Executive Compensation Committee of the Board of Directors of the Company, or such other committee or committees of the Board of Directors as may be designated by the Board of Directors from time to time to administer the Incentive Stock Plans, shall be liable for any action or determination made in good faith, and the members of such committee or committees shall be entitled to indemnification in the manner provided in the Company's Certificate of Incorporation.

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.                  Description
----------                   -----------

2.1 Asset Purchase Agreement dated March 31, 2000 between Hexcel Corporation and Britax Cabin Interiors, Inc. (incorporated herein by reference to Exhibit 2.1 to Hexcel's Current Report on Form 8-K dated May 10, 2000).

3.1 Restated Certificate of Incorporation of Hexcel Corporation (incorporated herein by reference to Exhibit 1 to Hexcel's Registration Statement on Form 8-A dated July 9, 1996, Registration No. 1-08472).

3.2 Amended and Restated Bylaws of Hexcel Corporation (incorporated herein by reference to Exhibit 3.2 to Hexcel's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001)

4.1 Indenture dated as of January 21, 1999 between Hexcel Corporation and The Bank of New York, as trustee, relating to the issuance of the 9-3/4% Senior Subordinated Notes due 2009 (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4 (No. 333-71601), filed on February 2, 1999).

4.2 Indenture dated as of July 24, 1996 between Hexcel Corporation and First Trust of California, National Association, as trustee, relating to the 7% Convertible Subordinated Notes due 2003 of the Company (incorporated herein by reference to Exhibit 4 to Hexcel's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

4.3 Indenture dated as of August 1, 1986 between Hexcel and the Bank of California, N.A., as trustee, relating to the 7% Convertible Subordinated Notes due 2011 of the Company (incorporated herein by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

4.3(a) Instrument of Resignation, Appointment and Acceptance, dated as of October 1, 1993 (incorporated herein by reference to Exhibit
               4.10 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company (incorporated by reference to exhibit
               5.1 to the Company's Registration Statements on Form S-4 (File Nos. 333-66582 and 333-71601)).

10.1 Second Amended and Restated Credit Agreement, dated as of September 15, 1998, by and among Hexcel and certain of its subsidiaries as borrowers, the lenders from time to time parties thereto, Citibank, N.A. as documentation agent, and Credit Suisse First Boston as lead arranger and as administrative agent for the lenders (incorporated herein by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q for the Quarter ended September 30, 1998).

10.1(a) First Amendment dated as of December 31, 1998 to the Second Amended and Restated Credit Agreement by and among Hexcel Corporation and the Foreign Borrowers from time to time party thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent (incorporated herein by reference to Exhibit 10.1(g) to the Company's Registration Statement on Form S-4 (No. 333-71601), filed on March 12, 1999).

10.1(b) Consent Letter dated as of January 15, 1999 relating to the First Amendment dated December 31, 1998 to the Second Amended and Restated Credit Agreement dated September 15, 1998 (incorporated herein by reference to Exhibit 10.1(h) to the Company's Registration Statement on Form S-4 (No. 333-71601), filed on March 12, 1999).

10.1(c) Second Amendment dated August 13, 1999 to the Second Amended and Restated Credit Agreement by and among Hexcel Corporation and the Foreign Borrowers from time to time parties thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent (incorporated herein by reference to Exhibit 10.3 of the Company's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1999).

10.1(d) Third Amendment dated March 7, 2000 to the Second Amended and Restated Credit Agreement by and among Hexcel Corporation and the Foreign Borrowers from time to time parties thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent (incorporated by reference to Exhibit 10.1(j) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.1(e) Consent Letter dated March 30, 2000 relating to the Third Amendment dated March 7, 2000 to the Second Amended and Restated Credit Agreement dated September 15, 1998 (incorporated herein by reference to Exhibit 2.1 of the Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000).

10.1(f) Fourth Amendment and Consent, dated as of October 26, 2000, to the Second and Amended and Restated Credit Agreement, dated as of September 15, 1998, among Hexcel Corporation and the Foreign Borrowers from time to time party thereto, the banks and other financial institutions from time to time party thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent (incorporated herein by reference to Exhibit 10.3 of the Company's Quarterly Report on Form 10-Q for the Quarter ended September 30, 2000).

10.1(g) Fifth Amendment and Consent, dated as of May 11, 2001, to the Second Amended and Restated Credit Agreement, dated as of September 15, 1998, among Hexcel Corporation and the Foreign Borrowers from time to time party thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent (incorporated by reference herein to Exhibit 10.1(h) to Hexcel's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

10.1(h) Sixth Amendment and Consent, dated as of June 21, 2001, to the Second Amended and Restated Credit Agreement, dated as of September 15, 1998, among Hexcel Corporation and the Foreign Borrowers from time to time party thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent (incorporated by reference herein to Exhibit 10.1(i) to Hexcel's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

10.1(i) Waiver, dated as of December 31, 2001, to the Second Amended and Restated Credit Agreement, dated as of September 15, 1998, among Hexcel Corporation and the Foreign Borrowers from time to time party thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse

               First Boston, as Administrative Agent (incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K, filed on January 10, 2002).

10.1(j) Seventh Amendment and Consent, dated as of January 25, 2002, to the Second Amended and Restated Credit Agreement, dated as of September 15, 1998, among Hexcel Corporation and the Foreign Borrowers from time to time party thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent (incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K, filed on January 28, 2002).

10.1(k) Amended and Restated Collateral Agreement dated March 7, 2000 to the Second Amended and Restated Credit Agreement by and among Hexcel Corporation and the Foreign Borrowers from time to time parties thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent (incorporated by reference to Exhibit 10.1(k) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.1(l) First Amendment to Amended and Restated Collateral Agreement dated as of Januay 25, 2002, to the Amended and Restated Collateral Agreement dated March 7, 2000 to the Second Amended and Restated Credit Agreement by and among Hexcel Corporation and the Foreign Borrowers from time to time parties thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent (incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K, filed on January 28, 2002).

10.2 Schedule to the ISDA Master Agreement between Credit Lyonnais (New York Branch) and Hexcel Corporation, dated as of September 15, 1998 (incorporated by reference to Exhibit 10.2 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.2(a) Confirmation dated October 22, 1998 relating to transaction entered into pursuant to ISDA Master Agreement between Credit Lyonnais (New York Branch) and Hexcel Corporation, dated as of September 15, 1998 (incorporated by reference to Exhibit 10.2(a) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.3* Hexcel Corporation Incentive Stock Plan as amended and restated January 30, 1997 (incorporated herein by reference to Exhibit
               4.3 to the Company's Registration Statement on Form S-8, Registration No. 333-36163).

10.3(a)* Hexcel Corporation Incentive Stock Plan as amended and restated January 30, 1997 and further amended December 10, 1997 (incorporated herein by reference to Exhibit 10.5(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

10.3(b)* Hexcel Corporation Incentive Stock Plan, as amended and restated on January 30, 1997, and further amended on December 10, 1997 and March 25, 1999 (incorporated herein by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-8 filed on July 26, 1999).

10.3(c)* Hexcel Corporation Incentive Stock Plan, as amended and restated on January 30, 1997, and further amended on December 10, 1997, March 25, 1999 and December 2, 1999 (incorporated by reference to Exhibit 10.3(c) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.3(d)* Hexcel Corporation Incentive Stock Plan, as amended and restated on February 3, 2000 (incorporated herein by reference to Annex A of the Company's Proxy Statement dated March 31,
               2000).

10.3(e)* Hexcel Corporation Incentive Stock Plan, as amended and restated on December 19, 2000 (incorporated herein by reference to Exhibit 10.3(e) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

10.3(f)* Hexcel Corporation Incentive Stock Plan, as amended and restated on December 19, 2000 and further amended on January 10, 2002 (incorporated herein by reference to Exhibit 10.3(f) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

10.4* Hexcel Corporation 1998 Broad Based Incentive Stock Plan (incorporated herein by reference to Exhibit 4.3 of the Company's Form S-8 filed on June 19, 1998, Registration No. 333-57223).

10.4(a)* Hexcel Corporation 1998 Broad Based Incentive Stock Plan, as amended on February 3, 2000 (incorporated by reference to Exhibit 10.1 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2000).

10.4(b)* Hexcel Corporation 1998 Broad Based Incentive Stock Plan, as amended on February 3, 2000, and further amended on February 1, 2001 (incorporated herein by reference to Exhibit 10.4(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

10.4(c)* Hexcel Corporation 1998 Broad Based Incentive Stock Plan, as amended on February 3, 2000, and further amended on February 1, 2001 and January 10, 2002 (incorporated herein by reference to Exhibit 10.4(c) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

10.4(d)* Hexcel Corporation 1998 Broad Based Incentive Stock Plan, as amended on February 3, 2000, and further amended on February 1, 2001, January 10, 2002 and December 12, 2002 (incorporated herein by reference to Exhibit 10.4(d) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
               2002).

10.5* Hexcel Corporation Management Stock Purchase Plan (incorporated herein by reference to Exhibit 10.9 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1997).

10.5(a)* Hexcel Corporation Management Stock Purchase Plan, as amended on March 25, 1999 (incorporated herein by reference to Exhibit
               4.3 of the Company's Registration Statement on Form S-8 filed on July 26, 1999).

10.5(b)* Hexcel Corporation Management Stock Purchase Plan, as amended on March 25, 1999 and December 2, 1999 (incorporated by reference to Exhibit 10.5(b) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.5(c)* Hexcel Corporation Management Stock Purchase Plan, as amended and restated on

               February 3, 2000 (incorporated herein by reference to Annex B of the Company's Proxy Statement dated March 31, 2000).

10.5(d)* Hexcel Corporation Management Stock Purchase Plan, as amended and restated on December 19, 2000 (incorporated herein by reference to Exhibit 10.5(d) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

10.6* Hexcel Corporation Management Incentive Compensation Plan, as amended and restated on December 19, 2000 and as further amended on February 27, 2002 (incorporated herein by reference to Exhibit 10.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

10.7* Hexcel Corporation Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
               2001).

10.8* Form of Employee Option Agreement (2003) (incorporated herein by reference to Exhibit 10.8 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

10.9* Form of Employee Option Agreement (2002) (incorporated herein by reference to Exhibit 10.8 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

10.10* Form of Employee Option Agreement (2000) (incorporated herein by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

10.11*         Form of Employee Option Agreement Special Executive Grant
               (2000) dated December 20, 2000 (incorporated by reference to
               Exhibit 10.8 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

10.12*         Form of Employee Option Agreement Special Executive Grant
               (1999) dated December 2, 1999 (incorporated by reference to
               Exhibit 10.7 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.13* Form of Employee Option Agreement (1999) dated December 2, 1999 (incorporated by reference to Exhibit 10.8 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.14* Form of Employee Option Agreement (1999) (incorporated herein by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

10.15* Form of Employee Option Agreement (1998) (incorporated herein by reference to Exhibit 10.4 of the Company's Quarterly Report on Form 10-Q for the Quarter ended September 30, 1998).

10.16* Form of Employee Option Agreement (1997) (incorporated herein by reference to Exhibit 10.4 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1997).

10.17* Form of Employee Option Agreement (1996) (incorporated herein by reference to

               Exhibit 10.5 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1996).

10.18* Form of Employee Option Agreement (1995) (incorporated herein by reference to Exhibit 10.6 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1996).

10.19* Form of Retainer Fee Option Agreement for Non-Employee Directors (2003) (incorporated herein by reference to Exhibit
               10.19 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

10.20* Form of Retainer Fee Option Agreement for Non-Employee Directors (2000) (incorporated by reference to Exhibit 10.16 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

10.21* Form of Retainer Fee Option Agreement for Non-Employee Directors (1999) (incorporated by reference to Exhibit 10.14 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.22* Form of Retainer Fee Option Agreement for Non-Employee Directors (1998) (incorporated herein by reference to Exhibit
               10.11 to Hexcel's Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

10.23* Form of Retainer Fee Option Agreement for Non-Employee Directors (1997) (incorporated herein by reference to Exhibit
               10.8 to Hexcel's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

10.24* Form of Option Agreement (Directors) (incorporated herein by reference to Exhibit 10.13 to Hexcel's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

10.25* Form of Supplemental Compensation Option Agreement (Directors) (incorporated herein by reference to Exhibit 10.23 to Hexcel's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

10.26* Form of Performance Accelerated Restricted Stock Unit Agreement (December 20, 2000) (incorporated herein by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

10.27* Form of Performance Accelerated Restricted Stock Unit Agreement (Special Executive Grant December 2, 1999) (incorporated by reference to Exhibit 10.19 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.28* Form of Performance Accelerated Restricted Stock Unit Agreement (December 2, 1999) (incorporated by reference to Exhibit 10.20 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.29*         Form of Performance Accelerated Restricted Stock Unit Agreement
               (1999) (incorporated herein by reference to Exhibit 10.2 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

10.30*         Form of Performance Accelerated Restricted Stock Unit Agreement
               (1998) (incorporated herein by reference to Exhibit 10.2 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1998).

10.31*         Form of Performance Accelerated Restricted Stock Unit Agreement
               (1997) (incorporated herein by reference to Exhibit 10.5 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1997).

10.32*         Form of Performance Accelerated Restricted Stock Unit Agreement
               (1996) (incorporated herein by reference to Exhibit 10.9 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1996).

10.33* Form of Restricted Stuck Unit Agreement (2003) (incorporated herein by reference to Exhibit 10.33) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
               2002).

10.34* Form of Restricted Stock Unit Agreement (2002) (incorporated herein by reference to Exhibit 10.31 to Hexcel's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

10.35* Form of Reload Option Agreement (1997) (incorporated herein by reference to Exhibit 10.8 of Hexcel's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1997).

10.36* Form of Reload Option Agreement (1996) (incorporated herein by reference to Exhibit 10.10 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1996).

10.37* Form of Exchange Performance Accelerated Stock Option Agreement (incorporated herein by reference to Exhibit 10.3 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended September 30, 1998).

10.38* Form of Performance Accelerated Stock Option Agreement (Director) (incorporated herein by reference to Exhibit 10.6 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1997).

10.39* Form of Performance Accelerated Stock Option (Employee) (incorporated herein by reference to Exhibit 10.7 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended June 30,
               1997).

10.40* Form of Grant of Restricted Stock Unit Agreement (incorporated herein by reference to Exhibit 10.3 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

10.41* Form of Grant of Restricted Stock Unit Agreement (incorporated herein by reference to Exhibit 10.10 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1997).

10.42* Hexcel Corporation 1997 Employee Stock Purchase Plan, and amended on March 19, 2001 (incorporated herein by reference to Exhibit 10.39 to Hexcel's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

10.43* Employment Agreement dated as of July 30, 2001 between Hexcel Corporation and David E. Berges (incorporated by reference herein to Exhibit 10.37 to Hexcel's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

10.43(a)*      Amendment, dated December 12, 2002, to Employment Agreement dated as of July 30, 2001 between Hexcel Corporation and David
               E. Berges (incorporated herein by reference to Exhibit 10.43(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

10.43(b)*      Employee Option Agreement dated as of July 30, 2001 between
               Hexcel Corporation and David E. Berges (incorporated by reference herein to Exhibit 10.37(a) to Hexcel's Registration
               Statement on Form S-4 (No. 333-66582), filed on August 2,
               2001).

10.43(c)*      Employment Option Agreement (performance-based option) dated as of July 30, 2001 between Hexcel Corporation and David E. Berges
               (incorporated by reference herein to Exhibit 10.37(b) to Hexcel's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

10.43(d)*      Restricted Stock Agreement dated as of July 30, 2001 between
               Hexcel Corporation and David E. Berges (incorporated by reference herein to Exhibit 10.37(c) to Hexcel's Registration
               Statement on Form S-4 (No. 333-66582), filed on August 2,
               2001).

10.43(e)*      Supplemental Executive Retirement Agreement dated as of July
               30, 2001 between Hexcel Corporation and David E. Berges
               (incorporated by reference herein to Exhibit 10.37(d) to Hexcel's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

10.43(f)*      Letter Agreement dated August 1, 2001 between Hexcel
               Corporation and David E. Berges (incorporated by reference herein to Exhibit 10.37(e) to Hexcel's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

10.43(g)*      Letter Agreement dated August 28, 2001 between Hexcel
               Corporation and David E. Berges (incorporated herein by reference to Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

10.44* Letter dated December 2, 1999 from Hexcel Corporation to Stephen C. Forsyth, regarding the Company's Management Incentive Compensation Plan for 1999 (incorporated by reference to Exhibit 10.35 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.44(a)*      Supplemental Executive Retirement Agreement dated as of May 10,
               2000 between Hexcel Corporation and Stephen C. Forsyth
               (incorporated herein by reference to Exhibit 10.5 of the Company's Quarterly Report on Form 10-Q for the Quarter ended
               June 30, 2000).

10.44(b)*      Amendment to Agreements, dated as of October 11, 2000 by and between Hexcel Corporation and Stephen C. Forsyth (incorporated herein by reference to Exhibit 10.8 of the Company's Quarterly
               Report on Form 10-Q for the Quarter ended September 30, 2000).

10.44(c)*      Amendment to Amendments to Agreements, dated as of November 21,
               2000, by and between Hexcel Corporation and Stephen C. Forsyth
               (incorporated herein by reference to Exhibit 10.39(c) to the Company's Annual Report on Form 10-K for the fiscal year ended
               December 31, 2000).

10.44(d)*      First Amendment to Supplemental Executive Retirement Agreement
               dated as of July 30, 2001 between Hexcel Corporation and Stephen C. Forsyth (incorporated herein by reference to Exhibit
               10.43(d) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

10.45*         Letter dated December 2, 1999 from Hexcel Corporation to Ira J.
               Krakower, regarding the Company's Management Incentive Compensation Plan for 1999 (incorporated herein by reference to Exhibit 10.40 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

10.45(a)*      Supplemental Executive Retirement Agreement dated as of May 10,
               2000 between Hexcel and Ira J. Krakower (incorporated herein by reference to Exhibit 10.6 of the Company's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2000).

10.45(b)*      Amendment to Agreements, dated as of October 11, 2000 by and between Hexcel Corporation and Ira J. Krakower (incorporated herein by reference to Exhibit 10.7 of the Company's Quarterly
               Report on Form 10-Q for the Quarter ended September 30, 2000).

10.45(c)*      First Amendment to Supplemental Executive Retirement Agreement
               dated as of July 30, 2001 between Hexcel Corporation and Ira J.
               Krakower (incorporated herein by reference to Exhibit 10.44(c) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

10.46* Form of Executive Severance Agreement between Hexcel and certain executive officers dated as of February 3, 1999 (incorporated herein by reference to Exhibit 10.6 to the Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

10.47* Form of Executive Severance Agreement between Hexcel and certain executive officers dated as of February 3, 1999 (incorporated herein by reference to Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

10.48* Amendment to Agreements, dated as of October 11, 2000 by and between Hexcel Corporation and William Hunt (incorporated herein by reference to Exhibit 10.14 of the Company's Quarterly Report on Form 10-Q for the Quarter ended September 30, 2000).

10.48(a)*      Amendment to Amendments to Agreements, dated as of November 21,
               2000, by and between Hexcel Corporation and William Hunt
               (incorporated herein by reference to Exhibit 10.45(a) to the Company's Annual Report on Form 10-K for the fiscal year ended
               December 31, 2000).

10.49* Amendment to Agreements, dated as of October 11, 2000 by and between Hexcel Corporation and David Tanonis (incorporated herein by reference to Exhibit 10.12 of the Company's Quarterly Report on Form 10-Q for the Quarter ended September 30, 2000).

10.50* Amendment to Agreements, dated as of October 11, 2000 by and between Hexcel Corporation and Joseph Shaulson (incorporated herein by reference to Exhibit 10.9 of the Company's Quarterly Report on Form 10-Q for the Quarter ended September 30, 2000).

10.50(a)*      Amendment to Amendments to Agreements, dated as of November 21,
               2000, by and between Hexcel Corporation and Joseph Shaulson
               (incorporated herein by reference to Exhibit 10.48(a) to the Company's Annual Report on Form 10-K for the fiscal year ended
               December 31, 2000).

10.51 Lease Agreement, dated as of September 15, 1998, by and among Clark-Schwebel Corporation (a wholly-owned subsidiary of Hexcel) as lessee, CSI Leasing Trust as lessor, and William J. Wade as co-trustee for CSI Leasing Trust (incorporated herein by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10-Q for the Quarter ended September 30, 1998).

10.52 Governance Agreement, dated as of December 19, 2000, among LXH L.L.C., LXH II, L.L.C., Hexcel Corporation and the other parties listed on the signature pages thereto (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated December 22, 2000).

10.52(a) Amendment, dated as of April 25, 2001, to the Governance Agreement dated as of December 19, 2000 among LXH, L.L.C., LXH II, L.L.C., Hexcel Corporation and the other parties listed on the signature pages thereto (incorporated by reference herein to Exhibit 10.51(a) to Hexcel's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

10.53 Registration Rights Agreement, dated as of December 19, 2000, by and among Hexcel Corporation, LXH, L.L.C. and LXH II, L.L.C. (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K dated December 22, 2000).

10.54 Agreement, dated October 11, 2000, by and among Hexcel Corporation, LXH, L.L.C. and LXH II, L.L.C. (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated October 13, 2000).

10.55 Consent and Termination Agreement, dated as of October 11, 2000, by and between Hexcel Corporation and Ciba Specialty Chemicals Holding Inc. (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K dated October 13, 2000).

10.56 Purchase Agreement, dated as of June 15, 2001, between Hexcel Corporation and Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc (incorporated herein by reference to Exhibit 10.56 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

10.57 Stock Purchase Agreement, dated as of December 18, 2002, by and among Hexcel Corporation, Berkshire Investors LLC, Berkshire Fund V, Limited Partnership, Berkshire Fund VI, Limited Partnership, Greenbriar Equity Fund, L.P. and Greenbriar Co-Investment Partners, L.P. (incorporated herein by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated December 20, 2002).

10.58 Stock Purchase Agreement, dated as of December 18, 2002, by and among Hexcel Corporation, GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 Employee Fund, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG and Stone Street Fund 2000, L.P. (incorporated herein by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K dated December 20, 2002).

12.1** Statement regarding the computation of ratio of earnings to fixed charges for the Company, for the period ending December 31, 1998, 1999, 2000, 2001 and 2002 (included in the prospectus supplement).

21.1 Subsidiaries of the Company (incorporated herein by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

23.1**         Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (incorporated by reference to Exhibit 5.1 to the Company's Registration Statements on Form S-4 (File Nos. 333-66582 and 333-71601)).

24.1** Powers of Attorney (included on the signature pages of the Registration Statement).

25.1 Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as trustee, under the Indenture relating to the 9-3/4% Senior Subordinated Notes due 2009 (incorporated by reference to Exhibits 25.1 to the Company's Registration Statements on Form S-4 (File Nos. 333-66582 and 333-71601)).

__________
*    Indicates management contract or compensatory plan or arrangement.
**   Filed herewith.


Item 22.  Undertakings

         (a) The undersigned Registrant hereby undertakes:

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933.

                       (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                       (iii) To include any material information with respect
               to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stamford, state of Connecticut, on February 28, 2003.


                                             HEXCEL CORPORATION


                                             By: /s/ Ira J. Krakower
                                                 ---------------------------
                                                 Ira J. Krakower
                                                 Senior Vice President,
                                                 General Counsel
                                                 and Secretary


         KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ira J. Krakower his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                    TITLE                           DATE
      ---------                    -----                           ----

 /s/ David E. Berges            Chairman of the Board; Chief      February 28, 2003
---------------------------     Executive Officer; President;
 David E. Berges                Director


 /s/ Stephen C. Forsyth         Executive Vice President; Chief   February 28, 2003
--------------------------      Financial Officer
 Stephen C. Forsyth


 /s/ Willaim J. Fazio           Controller; Principal             February 28, 2003
--------------------------      Accounting Officer
 William J. Fazio


 /s/ H. Arthur Bellows, Jr.     Director                          February 28, 2003
---------------------------
 H. Arthur Bellows, Jr.


 /s/ Sandra L. Derickson        Director                          February 28, 2003
---------------------------
 Sandra L. Derickson


 /s/ James J. Gaffney           Director                          February 28, 2003
---------------------------
 James J. Gaffney


 /s/ Marshall S. Geller         Director                          February 28, 2003
---------------------------
 Marshall S. Geller


 /s/ Sanjeev K. Mehra           Director                          February 28, 2003
---------------------------
 Sanjeev K. Mehra


 /s/ Lewis Rubin                Director                          February 28, 2003
---------------------------
 Lewis Rubin


 /s/ Peter M. Sacerdote         Director                          February 28, 2003
---------------------------
 Peter M. Sacerdote


 /s/ Martin L. Solomon          Director                          February 28, 2003
---------------------------
 Martin L. Solomon

                                EXHIBIT INDEX


Exhibit No.                  Description
----------                   -----------

2.1 Asset Purchase Agreement dated March 31, 2000 between Hexcel Corporation and Britax Cabin Interiors, Inc. (incorporated herein by reference to Exhibit 2.1 to Hexcel's Current Report on Form 8-K dated May 10, 2000).

3.1 Restated Certificate of Incorporation of Hexcel Corporation (incorporated herein by reference to Exhibit 1 to Hexcel's Registration Statement on Form 8-A dated July 9, 1996, Registration No. 1-08472).

3.2 Amended and Restated Bylaws of Hexcel Corporation (incorporated herein by reference to Exhibit 3.2 to Hexcel's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001)

4.1 Indenture dated as of January 21, 1999 between Hexcel Corporation and The Bank of New York, as trustee, relating to the issuance of the 9-3/4% Senior Subordinated Notes due 2009 (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4 (No. 333-71601), filed on February 2, 1999).

4.2 Indenture dated as of July 24, 1996 between Hexcel Corporation and First Trust of California, National Association, as trustee, relating to the 7% Convertible Subordinated Notes due 2003 of the Company (incorporated herein by reference to Exhibit 4 to Hexcel's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

4.3 Indenture dated as of August 1, 1986 between Hexcel and the Bank of California, N.A., as trustee, relating to the 7% Convertible Subordinated Notes due 2011 of the Company (incorporated herein by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

4.3(a) Instrument of Resignation, Appointment and Acceptance, dated as of October 1, 1993 (incorporated herein by reference to Exhibit
               4.10 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company (incorporated by reference to exhibit
               5.1 to the Company's Registration Statements on Form S-4 (File Nos. 333-66582 and 333-71601)).

10.1 Second Amended and Restated Credit Agreement, dated as of September 15, 1998, by and among Hexcel and certain of its subsidiaries as borrowers, the lenders from time to time parties thereto, Citibank, N.A. as documentation agent, and Credit Suisse First Boston as lead arranger and as administrative agent for the lenders (incorporated herein by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q for the Quarter ended September 30, 1998).

10.1(a) First Amendment dated as of December 31, 1998 to the Second Amended and Restated Credit Agreement by and among Hexcel Corporation and the Foreign Borrowers from time to time party thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent (incorporated herein by reference to Exhibit 10.1(g) to the Company's Registration Statement on Form S-4 (No. 333-71601), filed on March 12,

               1999).

10.1(b) Consent Letter dated as of January 15, 1999 relating to the First Amendment dated December 31, 1998 to the Second Amended and Restated Credit Agreement dated September 15, 1998 (incorporated herein by reference to Exhibit 10.1(h) to the Company's Registration Statement on Form S-4 (No. 333-71601), filed on March 12, 1999).

10.1(c) Second Amendment dated August 13, 1999 to the Second Amended and Restated Credit Agreement by and among Hexcel Corporation and the Foreign Borrowers from time to time parties thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent (incorporated herein by reference to Exhibit 10.3 of the Company's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1999).

10.1(d) Third Amendment dated March 7, 2000 to the Second Amended and Restated Credit Agreement by and among Hexcel Corporation and the Foreign Borrowers from time to time parties thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent (incorporated by reference to Exhibit 10.1(j) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.1(e) Consent Letter dated March 30, 2000 relating to the Third Amendment dated March 7, 2000 to the Second Amended and Restated Credit Agreement dated September 15, 1998 (incorporated herein by reference to Exhibit 2.1 of the Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000).

10.1(f) Fourth Amendment and Consent, dated as of October 26, 2000, to the Second and Amended and Restated Credit Agreement, dated as of September 15, 1998, among Hexcel Corporation and the Foreign Borrowers from time to time party thereto, the banks and other financial institutions from time to time party thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent (incorporated herein by reference to Exhibit 10.3 of the Company's Quarterly Report on Form 10-Q for the Quarter ended September 30, 2000).

10.1(g) Fifth Amendment and Consent, dated as of May 11, 2001, to the Second Amended and Restated Credit Agreement, dated as of September 15, 1998, among Hexcel Corporation and the Foreign Borrowers from time to time party thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent (incorporated by reference herein to Exhibit 10.1(h) to Hexcel's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

10.1(h) Sixth Amendment and Consent, dated as of June 21, 2001, to the Second Amended and Restated Credit Agreement, dated as of September 15, 1998, among Hexcel Corporation and the Foreign Borrowers from time to time party thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent (incorporated by reference herein to Exhibit 10.1(i) to Hexcel's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

10.1(i) Waiver, dated as of December 31, 2001, to the Second Amended and Restated Credit

               Agreement, dated as of September 15, 1998, among Hexcel Corporation and the Foreign Borrowers from time to time party thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent (incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K, filed on January 10, 2002).

10.1(j) Seventh Amendment and Consent, dated as of January 25, 2002, to the Second Amended and Restated Credit Agreement, dated as of September 15, 1998, among Hexcel Corporation and the Foreign Borrowers from time to time party thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent (incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K, filed on January 28, 2002).

10.1(k) Amended and Restated Collateral Agreement dated March 7, 2000 to the Second Amended and Restated Credit Agreement by and among Hexcel Corporation and the Foreign Borrowers from time to time parties thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent (incorporated by reference to Exhibit 10.1(k) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.1(l) First Amendment to Amended and Restated Collateral Agreement dated as of Januay 25, 2002, to the Amended and Restated Collateral Agreement dated March 7, 2000 to the Second Amended and Restated Credit Agreement by and among Hexcel Corporation and the Foreign Borrowers from time to time parties thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent (incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K, filed on January 28, 2002).

10.2 Schedule to the ISDA Master Agreement between Credit Lyonnais (New York Branch) and Hexcel Corporation, dated as of September 15, 1998 (incorporated by reference to Exhibit 10.2 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.2(a) Confirmation dated October 22, 1998 relating to transaction entered into pursuant to ISDA Master Agreement between Credit Lyonnais (New York Branch) and Hexcel Corporation, dated as of September 15, 1998 (incorporated by reference to Exhibit 10.2(a) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.3* Hexcel Corporation Incentive Stock Plan as amended and restated January 30, 1997 (incorporated herein by reference to Exhibit
               4.3 to the Company's Registration Statement on Form S-8, Registration No. 333-36163).

10.3(a)* Hexcel Corporation Incentive Stock Plan as amended and restated January 30, 1997 and further amended December 10, 1997 (incorporated herein by reference to Exhibit 10.5(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

10.3(b)* Hexcel Corporation Incentive Stock Plan, as amended and restated on January 30, 1997, and further amended on December 10, 1997 and March 25, 1999 (incorporated herein by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-8 filed on July 26, 1999).

10.3(c)* Hexcel Corporation Incentive Stock Plan, as amended and restated on January 30, 1997, and further amended on December 10, 1997, March 25, 1999 and December 2, 1999 (incorporated by reference to Exhibit 10.3(c) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.3(d)* Hexcel Corporation Incentive Stock Plan, as amended and restated on February 3, 2000 (incorporated herein by reference to Annex A of the Company's Proxy Statement dated March 31,
               2000).

10.3(e)* Hexcel Corporation Incentive Stock Plan, as amended and restated on December 19, 2000 (incorporated herein by reference to Exhibit 10.3(e) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

10.3(f)* Hexcel Corporation Incentive Stock Plan, as amended and restated on December 19, 2000 and further amended on January 10, 2002 (incorporated herein by reference to Exhibit 10.3(f) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

10.4* Hexcel Corporation 1998 Broad Based Incentive Stock Plan (incorporated herein by reference to Exhibit 4.3 of the Company's Form S-8 filed on June 19, 1998, Registration No. 333-57223).

10.4(a)* Hexcel Corporation 1998 Broad Based Incentive Stock Plan, as amended on February 3, 2000 (incorporated by reference to Exhibit 10.1 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2000).

10.4(b)* Hexcel Corporation 1998 Broad Based Incentive Stock Plan, as amended on February 3, 2000, and further amended on February 1, 2001 (incorporated herein by reference to Exhibit 10.4(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

10.4(c)* Hexcel Corporation 1998 Broad Based Incentive Stock Plan, as amended on February 3, 2000, and further amended on February 1, 2001 and January 10, 2002 (incorporated herein by reference to Exhibit 10.4(c) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

10.4(d)* Hexcel Corporation 1998 Broad Based Incentive Stock Plan, as amended on February 3, 2000, and further amended on February 1, 2001, January 10, 2002 and December 12, 2002 (incorporated herein by reference to Exhibit 10.4(d) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
               2002).

10.5* Hexcel Corporation Management Stock Purchase Plan (incorporated herein by reference to Exhibit 10.9 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1997).

10.5(a)* Hexcel Corporation Management Stock Purchase Plan, as amended on March 25, 1999 (incorporated herein by reference to Exhibit
               4.3 of the Company's Registration Statement on Form S-8 filed on July 26, 1999).

10.5(b)* Hexcel Corporation Management Stock Purchase Plan, as amended on March 25, 1999 and December 2, 1999 (incorporated by reference to Exhibit 10.5(b) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.5(c)* Hexcel Corporation Management Stock Purchase Plan, as amended and restated on February 3, 2000 (incorporated herein by reference to Annex B of the Company's Proxy Statement dated March 31, 2000).

10.5(d)* Hexcel Corporation Management Stock Purchase Plan, as amended and restated on December 19, 2000 (incorporated herein by reference to Exhibit 10.5(d) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

10.6* Hexcel Corporation Management Incentive Compensation Plan, as amended and restated on December 19, 2000 and as further amended on February 27, 2002 (incorporated herein by reference to Exhibit 10.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

10.7* Hexcel Corporation Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
               2001).

10.8* Form of Employee Option Agreement (2003) (incorporated herein by reference to Exhibit 10.8 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

10.9* Form of Employee Option Agreement (2002) (incorporated herein by reference to Exhibit 10.8 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

10.10* Form of Employee Option Agreement (2000) (incorporated herein by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

10.11*         Form of Employee Option Agreement Special Executive Grant
               (2000) dated December 20, 2000 (incorporated by reference to
               Exhibit 10.8 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

10.12*         Form of Employee Option Agreement Special Executive Grant
               (1999) dated December 2, 1999 (incorporated by reference to
               Exhibit 10.7 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.13* Form of Employee Option Agreement (1999) dated December 2, 1999 (incorporated by reference to Exhibit 10.8 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.14* Form of Employee Option Agreement (1999) (incorporated herein by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

10.15* Form of Employee Option Agreement (1998) (incorporated herein by reference to Exhibit 10.4 of the Company's Quarterly Report on Form 10-Q for the Quarter ended September 30, 1998).

10.16* Form of Employee Option Agreement (1997) (incorporated herein by reference to Exhibit 10.4 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1997).

10.17* Form of Employee Option Agreement (1996) (incorporated herein by reference to Exhibit 10.5 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1996).

10.18* Form of Employee Option Agreement (1995) (incorporated herein by reference to Exhibit 10.6 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1996).

10.19* Form of Retainer Fee Option Agreement for Non-Employee Directors (2003) (incorporated herein by reference to Exhibit
               10.19 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

10.20* Form of Retainer Fee Option Agreement for Non-Employee Directors (2000) (incorporated by reference to Exhibit 10.16 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

10.21* Form of Retainer Fee Option Agreement for Non-Employee Directors (1999) (incorporated by reference to Exhibit 10.14 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.22* Form of Retainer Fee Option Agreement for Non-Employee Directors (1998) (incorporated herein by reference to Exhibit
               10.11 to Hexcel's Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

10.23* Form of Retainer Fee Option Agreement for Non-Employee Directors (1997) (incorporated herein by reference to Exhibit
               10.8 to Hexcel's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

10.24* Form of Option Agreement (Directors) (incorporated herein by reference to Exhibit 10.13 to Hexcel's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

10.25* Form of Supplemental Compensation Option Agreement (Directors) (incorporated herein by reference to Exhibit 10.23 to Hexcel's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

10.26* Form of Performance Accelerated Restricted Stock Unit Agreement (December 20, 2000) (incorporated herein by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

10.27* Form of Performance Accelerated Restricted Stock Unit Agreement (Special Executive Grant December 2, 1999) (incorporated by reference to Exhibit 10.19 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.28* Form of Performance Accelerated Restricted Stock Unit Agreement (December 2, 1999) (incorporated by reference to Exhibit 10.20 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.29*         Form of Performance Accelerated Restricted Stock Unit Agreement
               (1999) (incorporated herein by reference to Exhibit 10.2 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

10.30*         Form of Performance Accelerated Restricted Stock Unit Agreement
               (1998) (incorporated herein by reference to Exhibit 10.2 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1998).

10.31*         Form of Performance Accelerated Restricted Stock Unit Agreement
               (1997) (incorporated herein by reference to Exhibit 10.5 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1997).

10.32*         Form of Performance Accelerated Restricted Stock Unit Agreement
               (1996) (incorporated herein by reference to Exhibit 10.9 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1996).

10.33* Form of Restricted Stuck Unit Agreement (2003) (incorporated herein by reference to Exhibit 10.33) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
               2002).

10.34* Form of Restricted Stock Unit Agreement (2002) (incorporated herein by reference to Exhibit 10.31 to Hexcel's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

10.35* Form of Reload Option Agreement (1997) (incorporated herein by reference to Exhibit 10.8 of Hexcel's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1997).

10.36* Form of Reload Option Agreement (1996) (incorporated herein by reference to Exhibit 10.10 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1996).

10.37* Form of Exchange Performance Accelerated Stock Option Agreement (incorporated herein by reference to Exhibit 10.3 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended September 30, 1998).

10.38* Form of Performance Accelerated Stock Option Agreement (Director) (incorporated herein by reference to Exhibit 10.6 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1997).

10.39* Form of Performance Accelerated Stock Option (Employee) (incorporated herein by reference to Exhibit 10.7 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended June 30,
               1997).

10.40* Form of Grant of Restricted Stock Unit Agreement (incorporated herein by reference to Exhibit 10.3 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

10.41* Form of Grant of Restricted Stock Unit Agreement (incorporated herein by reference to Exhibit 10.10 to Hexcel's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1997).

10.42* Hexcel Corporation 1997 Employee Stock Purchase Plan, and amended on March 19, 2001 (incorporated herein by reference to Exhibit 10.39 to Hexcel's Annual Report on

               Form 10-K for the fiscal year ended December 31, 2001).

10.43* Employment Agreement dated as of July 30, 2001 between Hexcel Corporation and David E. Berges (incorporated by reference herein to Exhibit 10.37 to Hexcel's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

10.43(a)*      Amendment, dated December 12, 2002, to Employment Agreement dated as of July 30, 2001 between Hexcel Corporation and David
               E. Berges (incorporated herein by reference to Exhibit 10.43(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

10.43(b)*      Employee Option Agreement dated as of July 30, 2001 between
               Hexcel Corporation and David E. Berges (incorporated by reference herein to Exhibit 10.37(a) to Hexcel's Registration
               Statement on Form S-4 (No. 333-66582), filed on August 2,
               2001).

10.43(c)*      Employment Option Agreement (performance-based option) dated as of July 30, 2001 between Hexcel Corporation and David E. Berges
               (incorporated by reference herein to Exhibit 10.37(b) to Hexcel's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

10.43(d)*      Restricted Stock Agreement dated as of July 30, 2001 between
               Hexcel Corporation and David E. Berges (incorporated by reference herein to Exhibit 10.37(c) to Hexcel's Registration
               Statement on Form S-4 (No. 333-66582), filed on August 2,
               2001).

10.43(e)*      Supplemental Executive Retirement Agreement dated as of July
               30, 2001 between Hexcel Corporation and David E. Berges
               (incorporated by reference herein to Exhibit 10.37(d) to Hexcel's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

10.43(f)*      Letter Agreement dated August 1, 2001 between Hexcel
               Corporation and David E. Berges (incorporated by reference herein to Exhibit 10.37(e) to Hexcel's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

10.43(g)*      Letter Agreement dated August 28, 2001 between Hexcel
               Corporation and David E. Berges (incorporated herein by reference to Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

10.44* Letter dated December 2, 1999 from Hexcel Corporation to Stephen C. Forsyth, regarding the Company's Management Incentive Compensation Plan for 1999 (incorporated by reference to Exhibit 10.35 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

10.44(a)*      Supplemental Executive Retirement Agreement dated as of May 10,
               2000 between Hexcel Corporation and Stephen C. Forsyth
               (incorporated herein by reference to Exhibit 10.5 of the Company's Quarterly Report on Form 10-Q for the Quarter ended
               June 30, 2000).

10.44(b)*      Amendment to Agreements, dated as of October 11, 2000 by and between Hexcel Corporation and Stephen C. Forsyth (incorporated herein by reference to Exhibit 10.8 of the Company's Quarterly
               Report on Form 10-Q for the Quarter ended September 30, 2000).

10.44(c)*      Amendment to Amendments to Agreements, dated as of November 21,
               2000, by and
               between Hexcel Corporation and Stephen C. Forsyth (incorporated herein by reference to Exhibit 10.39(c) to the Company's Annual
               Report on Form 10-K for the fiscal year ended December 31,
               2000).

10.44(d)*      First Amendment to Supplemental Executive Retirement Agreement
               dated as of July 30, 2001 between Hexcel Corporation and Stephen C. Forsyth (incorporated herein by reference to Exhibit
               10.43(d) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

10.45*         Letter dated December 2, 1999 from Hexcel Corporation to Ira J.
               Krakower, regarding the Company's Management Incentive Compensation Plan for 1999 (incorporated herein by reference to Exhibit 10.40 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

10.45(a)*      Supplemental Executive Retirement Agreement dated as of May 10,
               2000 between Hexcel and Ira J. Krakower (incorporated herein by reference to Exhibit 10.6 of the Company's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2000).

10.45(b)*      Amendment to Agreements, dated as of October 11, 2000 by and between Hexcel Corporation and Ira J. Krakower (incorporated herein by reference to Exhibit 10.7 of the Company's Quarterly
               Report on Form 10-Q for the Quarter ended September 30, 2000).

10.45(c)*      First Amendment to Supplemental Executive Retirement Agreement
               dated as of July 30, 2001 between Hexcel Corporation and Ira J.
               Krakower (incorporated herein by reference to Exhibit 10.44(c) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

10.46* Form of Executive Severance Agreement between Hexcel and certain executive officers dated as of February 3, 1999 (incorporated herein by reference to Exhibit 10.6 to the Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

10.47* Form of Executive Severance Agreement between Hexcel and certain executive officers dated as of February 3, 1999 (incorporated herein by reference to Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999).

10.48* Amendment to Agreements, dated as of October 11, 2000 by and between Hexcel Corporation and William Hunt (incorporated herein by reference to Exhibit 10.14 of the Company's Quarterly Report on Form 10-Q for the Quarter ended September 30, 2000).

10.48(a)*      Amendment to Amendments to Agreements, dated as of November 21,
               2000, by and between Hexcel Corporation and William Hunt
               (incorporated herein by reference to Exhibit 10.45(a) to the Company's Annual Report on Form 10-K for the fiscal year ended
               December 31, 2000).

10.49* Amendment to Agreements, dated as of October 11, 2000 by and between Hexcel Corporation and David Tanonis (incorporated herein by reference to Exhibit 10.12 of the Company's Quarterly Report on Form 10-Q for the Quarter ended September 30, 2000).

10.50* Amendment to Agreements, dated as of October 11, 2000 by and between Hexcel Corporation and Joseph Shaulson (incorporated herein by reference to Exhibit 10.9 of the Company's Quarterly Report on Form 10-Q for the Quarter ended September 30, 2000).

10.50(a)*      Amendment to Amendments to Agreements, dated as of November 21,
               2000, by and between Hexcel Corporation and Joseph Shaulson
               (incorporated herein by reference to Exhibit 10.48(a) to the Company's Annual Report on Form 10-K for the fiscal year ended
               December 31, 2000).

10.51 Lease Agreement, dated as of September 15, 1998, by and among Clark-Schwebel Corporation (a wholly-owned subsidiary of Hexcel) as lessee, CSI Leasing Trust as lessor, and William J. Wade as co-trustee for CSI Leasing Trust (incorporated herein by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10-Q for the Quarter ended September 30, 1998).

10.52 Governance Agreement, dated as of December 19, 2000, among LXH L.L.C., LXH II, L.L.C., Hexcel Corporation and the other parties listed on the signature pages thereto (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated December 22, 2000).

10.52(a) Amendment, dated as of April 25, 2001, to the Governance Agreement dated as of December 19, 2000 among LXH, L.L.C., LXH II, L.L.C., Hexcel Corporation and the other parties listed on the signature pages thereto (incorporated by reference herein to Exhibit 10.51(a) to Hexcel's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

10.53 Registration Rights Agreement, dated as of December 19, 2000, by and among Hexcel Corporation, LXH, L.L.C. and LXH II, L.L.C. (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K dated December 22, 2000).

10.54 Agreement, dated October 11, 2000, by and among Hexcel Corporation, LXH, L.L.C. and LXH II, L.L.C. (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated October 13, 2000).

10.55 Consent and Termination Agreement, dated as of October 11, 2000, by and between Hexcel Corporation and Ciba Specialty Chemicals Holding Inc. (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K dated October 13, 2000).

10.56 Purchase Agreement, dated as of June 15, 2001, between Hexcel Corporation and Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc (incorporated herein by reference to Exhibit 10.56 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

10.57 Stock Purchase Agreement, dated as of December 18, 2002, by and among Hexcel Corporation, Berkshire Investors LLC, Berkshire Fund V, Limited Partnership, Berkshire Fund VI, Limited Partnership, Greenbriar Equity Fund, L.P. and Greenbriar Co-Investment Partners, L.P. (incorporated herein by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated December 20, 2002).

10.58 Stock Purchase Agreement, dated as of December 18, 2002, by and among Hexcel Corporation, GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 Employee Fund, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG and Stone Street Fund 2000, L.P. (incorporated herein by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K dated December 20, 2002).

12.1** Statement regarding the computation of ratio of earnings to fixed charges for the Company, for the period ending December 31, 1998, 1999, 2000, 2001 and 2002 (included in the prospectus supplement.)

21.1 Subsidiaries of the Company (incorporated herein by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

23.1**         Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (incorporated by reference to Exhibit 5.1 to the Company's Registration Statements on Form S-4 (File Nos. 333-66582 and 333-71601)).

24.1** Powers of Attorney (included on the signature pages of the Registration Statement).

25.1 Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as trustee, under the Indenture relating to the 9-3/4% Senior Subordinated Notes due 2009 (incorporated by reference to Exhibits 25.1 to the Company's Registration Statements on Form S-4 (File Nos. 333-66582 and 333-71601)).

__________
*    Indicates management contract or compensatory plan or arrangement.
**   Filed herewith.